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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 2/15/2022

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 1-4462

Delaware	36-1823834
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 500, Northbrook, Illinois 60062

(Address of principal executive offices, including zip code)

(847) 446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each exchange on which registered
Common Stock, $1 par value	SCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2022, Stepan Company (the “Company”) announced that F. Quinn Stepan, Jr. had notified the Company that he will retire as Chief Executive Officer of the Company on April 25, 2022, and that Scott R. Behrens, currently the President and Chief Operating Officer of the Company, will assume the role of President and Chief Executive Officer of the Company on April 25, 2022. Mr. Stepan will remain in his role as Chairman of the Board of Directors of the Company. The Company expects that Mr. Behrens will be nominated by the Board of Directors for election to the Board of Directors at the Company’s 2022 Annual Meeting of Stockholders scheduled to be held on April 26, 2022.

Mr. Behrens, 52, has served as President and Chief Operating Officer of the Company since January 2021. From 2014 through 2020, Mr. Behrens served as Vice President and General Manager – Surfactants of the Company. Mr. Behrens has been with the Company for nearly 30 years and during that time has served in various roles in R&D, sales and marketing. As President and Chief Executive Officer, Mr. Behrens will receive an annual salary of $900,000, effective on April 25, 2022, upon his assumption of the role of President and Chief Executive Officer. Mr. Behrens will continue to be eligible to participate in the Company’s short-term incentive compensation program, with a target annual incentive award of 100% of his base salary for 2022 in recognition of his appointment to President and Chief Executive Officer. Mr. Behrens will also continue to be eligible to participate in the Company’s long-term incentive compensation program, and will continue to be entitled to certain perquisites available to executive officers and eligible for certain employee benefits generally available to all employees. On April 25, 2022, in connection with his appointment as President and Chief Executive Officer of the Company, Mr. Behrens will receive:

•

A grant of performance shares with a grant date fair value of $600,000 (at target award level), which performance shares will vest and be paid, if at all, after the end of the performance period ending December 31, 2024, based on the achievement of net income and return on invested capital goals, subject to Mr. Behrens’ continued employment with the Company and the terms and conditions of the Company’s equity plan and related award agreement; and

•

A grant of stock appreciation rights with a grant date fair value of $900,000, granted at the average of the high and low price of Company common stock on the date of the grant, that will settle in stock and vest in three equal annual installments beginning on the first anniversary of the grant date, subject to Mr. Behrens’ continued employment with the Company through the applicable vesting date and the terms and conditions of the Company’s equity plan and related award agreement.

There are no arrangements or understandings between Mr. Behrens and any other persons pursuant to which Mr. Behrens was named President and Chief Executive Officer of the Company.  Mr. Behrens does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to become a director or executive officer.  Mr. Behrens does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In recognition of Mr. Stepan’s service to the Company, on April 25, 2022, Mr. Stepan will receive accelerated vesting of 30,205 unvested stock awards, 30,205 unvested stock appreciation rights, and 22,722 unvested performance share awards, which shall otherwise be treated in accordance with, and subject to, the terms and conditions of the governing plan documents and the applicable award agreements described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 25, 2021 (the “2021 Proxy Statement”). Mr. Stepan will also be eligible to receive an annual incentive award based on Company and individual performance in 2022, with the amount of the award paid to be prorated based on Mr. Stepan’s actual period of employment during the year. The annual incentive award will otherwise be subject to the terms and conditions of the governing plan documents described in the 2021 Proxy Statement. Following his retirement as an employee of the Company, Mr. Stepan will participate in the Company’s standard non‑employee director compensation arrangements described on pages 45-46 of the 2021 Proxy Statement. Mr. Stepan will also receive an annual fee of $225,000 for his service as Chairman of the Board of Directors.

On February 15, 2022, Michael R. Boyce notified the Board of Directors that he will not seek re-election at the Company’s 2022 Annual Meeting of Stockholders and will retire from the Board of Directors at the end of his term following the 2022 Annual Meeting of Stockholders. Mr. Boyce’s decision not to stand for re-election was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.	Other Events.

On February 17, 2022, the Company issued a press release announcing the organizational changes. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
99.1	Press Release of Stepan Company dated February 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

The foregoing is not a proxy statement or a solicitation of proxies from the holders of common stock of the Company.  A solicitation of proxies in connection with the 2022 Annual Meeting of Stockholders will be made only by the Company’s definitive proxy statement that will be mailed to all shareholders of record on the record date of March 4, 2022. The Company will be filing a definitive proxy statement for the annual meeting with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at www.sec.gov or through the Company’s own website at www.stepan.com. This Form 8-K is being filed as soliciting material pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 solely as a precautionary matter, notwithstanding the fact that the issuer does not believe it constitutes solicitation material.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2022 Annual Meeting of Stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the proxy statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in its definitive proxy statement filed with the SEC on March 25, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY
Date: February 17, 2022	By:	/s/ David G. Kabbes
David G. Kabbes
Vice President, General Counsel and Secretary